EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Third Quarter Earnings

NORWOOD, Mass., October 24, 2018--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $5.8 million, or $0.23 per diluted share, for the third quarter of 2018 compared to net income of $6.5 million, or $0.26 per diluted share, for the second quarter of 2018 and net income of $3.8 million, or $0.16 per diluted share, for the third quarter of 2017. Net income on a non-GAAP basis, excluding certain nonrecurring items, was $6.8 million, or $0.27 per diluted share, for the third quarter of 2018 compared to net income on a non-GAAP basis, excluding certain nonrecurring items, of $6.1 million, or $0.25 per diluted share, for the second quarter of 2018 and net income on a non-GAAP basis, excluding certain nonrecurring items, of $3.9 million, or $0.16 per diluted share for the third quarter of 2017 (see page 15 for a reconciliation of GAAP to non-GAAP measures).

For the nine months ended September 30, 2018, net income was $18.8 million, or $0.75 per diluted share, compared to net income of $15.2 million, or $0.62 per diluted share for the nine months ended September 30, 2017. Net income on a non-GAAP basis, excluding certain nonrecurring items, was $18.9 million, or $0.75 per diluted share, for the first nine months of 2018 compared to net income on a non-GAAP basis, excluding certain nonrecurring items, of $9.8 million, or $0.40 per diluted share for the first nine months of 2017 (see page 16 for a reconciliation of GAAP to non-GAAP measures).

On September 20, 2018, Blue Hills Bancorp announced its entry into a definitive Agreement and Plan of Merger with Independent Bank Corp. ("Independent"), pursuant to which Blue Hills Bancorp will merge into Independent ("Merger"). Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approvals of Blue Hills Bancorp's and Independent's shareholders. The transaction is expected to close in the first half of 2019.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "Our results for the third quarter and first nine months of the year continue to reflect strong contributions across all business lines. Growth in customer deposits from our retail banking group allowed us to reduce the level of wholesale funding, while deposit-related fee categories were at record quarterly levels. Mortgage banking revenues continued to make a significant contribution to earnings despite lower overall market volumes as in-house originations totaled $375 million for the first nine months of the year. On the commercial lending side, commercial business and real estate loans grew 5% and 4%, respectively, from the end of the second quarter and are up 17% and 14%, respectively, from a year ago. I want to thank all of our employees who continue to contribute to the ongoing improvement in our financial performance. We are excited by our recently announced merger with Independent Bank Corp. and look forward to the closing of that transaction in the first half of 2019."

BALANCE SHEET
Compared to June 30, 2018, total assets grew $41 million, or 2%, to $2.8 billion at September 30, 2018. The increase was mainly driven by a $45 million, or 2%, increase in loans to $2.3 billion at September 30, 2018. By category, the growth was due to a $29 million, or 4% increase in commercial real estate loans, an $18 million, or 2%, increase in residential mortgage loans, and a $14 million, or 5%, increase in commercial business loans. These increases were partially offset by a $13 million, or 15%, decline in construction loans as well as smaller declines in home equity and consumer loans.

Compared to September 30, 2017, total assets increased $237 million, or 9%. Loans drove the growth in total assets from September 30, 2017, increasing $219 million, or 10%. By category, the increase from September 30, 2017 was due to residential mortgage loans, which were up $102 million, or 11%; commercial real estate loans, which were up $102 million, or 14%; and commercial business loans, which were up $42 million, or 17%. Residential mortgage originations were $136 million in the third quarter of 2018 compared to $152 million in the third quarter of 2017 while commercial loans (real estate and non-real estate combined) added to the balance sheet were $90 million in the third quarter of 2018 compared to $64 million in the third quarter of 2017.

Compared to June 30, 2018, deposits grew $54 million, or 3%, to $2.2 billion at September 30, 2018. The growth from the end of the second quarter was driven by a $40 million, or 11%, increase in NOW and demand accounts as well as a $37 million, or 7%, increase in certificates of deposit. These increases were partially offset by small declines in regular savings, money market deposits and total brokered deposits. The growth in deposits allowed for a reduction in borrowings as short-term borrowings declined $12 million, or 11%, to $98 million at September 30, 2018 and long-term borrowings dropped $10 million, or 11%, to $80 million at September 30, 2018.

Compared to September 30, 2017, deposits grew $180 million, or 9%, and included growth in consumer, small business, and commercial segments. By category, the growth mainly came from certificates of deposit, which were up $142 million, or 34%. In addition, total brokered deposits were up $83 million, or 30%, and NOW and demand deposits increased $39 million, or 10%. These increases were partially offset by a $46 million, or 7%, decline in money market deposits and a $38 million, or 16%, decline in regular savings deposits. Short-term borrowings increased $78 million from a year ago while long-term debt declined $30 million.

Stockholders’ equity was $403 million at September 30, 2018 compared to $400 million at June 30, 2018 and $399 million at September 30, 2017. The increases in both periods mainly reflect net income and share based compensation, partially offset by the payment of dividends.

NET INTEREST AND DIVIDEND INCOME
Reported net interest and dividend income was $19.5 million in the third quarter of 2018, up $480,000, or 3%, from the second quarter of 2018 and up $2.5 million, or 15%, from the third quarter of 2017. Reported net interest margin was 2.92% in the third quarter of 2018, down from 2.98% in the second quarter of 2018, but up from 2.77% in the third quarter of 2017.

Net interest and dividend income on a fully taxable equivalent basis (FTE), a Non-GAAP measure, was also $19.5 million in the third quarter of 2018, up $481,000, or 3%, from $19.0 million in the second quarter of 2018, and up $2.5 million, or 15%, from $17.0 million in the third quarter of 2017. Net interest margin on a fully taxable equivalent basis (FTE), a Non-GAAP measure, was 2.93% in the third quarter of 2018 compared to 2.99% in the second quarter of 2018 and 2.78% in the third quarter of 2017. Purchase accounting accretion added $74,000, $171,000, and $103,000 to net interest and dividend income in the third quarter of 2018, second quarter of 2018, and third quarter of 2017, respectively. Purchase accounting accretion also added 2 basis points to net interest margin in the third quarter of 2018 and third quarter of 2017 and 3 basis points to net interest margin in the second quarter of 2018. In addition, net interest income in the second quarter of 2018 included $285,000 of fees related to loans that were paid off, which added 4 basis points to net interest margin in that quarter.

The improvement in net interest and dividend income (FTE) in both comparisons was helped by loan growth. Average loans increased $92 million, or 4%, from the second quarter of 2018 and were up $206 million, or 10%, from the third quarter of 2017. In both comparisons, the increase was driven by higher levels of commercial real estate loans, residential mortgages, and commercial business loans, partially offset by declines in construction, home equity and consumer loans.

The improvement in net interest margin (FTE) from the third quarter of 2017 was mainly due to higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank. There have been eight rate increases announced by the Fed since December 2015 totaling 200 basis points. The Company has maintained and continues to maintain an asset sensitive interest rate risk position, which has generally resulted in earning asset yields increasing at a faster pace than interest bearing liability costs. In the third quarter of 2018, however, the increase to net interest income from repricing floating rate loans tied to LIBOR was much lower than in the second quarter and this, along with higher funding costs, a lower contribution from purchase accounting accretion, and the absence of the aforementioned fees related to loans that were paid off contributed to the linked quarter decline in net interest margin (FTE).

NONINTEREST INCOME
Noninterest income was $3.9 million in the third quarter of 2018, up $223,000, or 6%, from the second quarter of 2018. The increase reflects higher loan level derivative income, which was up $901,000 from the second quarter due to a higher volume of new commercial loan customer back-to-back interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter. In addition, the Company also had increases of $51,000, or 12%, in deposit account fees and $17,000, or 4%, in interchange and ATM fees reflecting higher transaction volumes and pricing changes. Both categories posted record quarterly highs in the third quarter. Partially offsetting these improvements was a $61,000 unrealized loss on equity securities in the third quarter compared to an unrealized gain of $452,000 recorded in the second quarter, a $197,000, or 23%, drop in miscellaneous income due mainly to lower commercial loan fees and lower income on Small Business Investment Community ("SBIC") investments, and a $59,000, or 6%, decline in mortgage banking income.

Compared to the third quarter of 2017, noninterest income increased $1.0 million, or 36%, mainly due to an $888,000 increase in loan level derivative income. Also contributing to the increase were higher levels of deposit account fees, interchange and ATM fees, and miscellaneous income. Partially offsetting the increases were a $172,000, or 15%, decline in mortgage banking income and a $61,000 unrealized loss on equity securities recognized in the third quarter of 2018.

NONINTEREST EXPENSE
Noninterest expense was $15.5 million in the third quarter of 2018, up $1.8 million, or 13%, from the second quarter of 2018 and up $2.2 million, or 16%, from the third quarter of 2017. The third quarter of 2018 included $1.3 million of charges related to the pending merger with Independent Bank Corp. as well as a $720,000 charge for a supplemental executive retirement agreement as previously disclosed in the Company's second quarter 2018 report on Form 10-Q as filed with the Securities and Exchange Commission. Excluding these two items, noninterest expense was $13.5 million in the third quarter of 2018, down $209,000, or 2%, from the second quarter of 2018 and up $127,000, or 1%, from the third quarter of 2017. The linked quarter decline was mainly due to a $148,000, or 33%, drop in professional fees due to lower legal and consulting fees and a $110,000, or 1%, decline in salaries and benefits expense, excluding the aforementioned charge for a supplemental executive retirement agreement. Compared to the third quarter of 2017, salaries and benefits expense increased $175,000, or 2%, excluding the aforementioned charge for a supplemental executive retirement agreement.

INCOME TAXES
The effective income tax rate was 27.4% in the third quarter of 2018 compared to 26.8% in the second quarter of 2018 and 37.9% in the third quarter of 2017. The lower effective tax rates in 2018 are mainly due to the Tax Act, which was enacted on December 22, 2017 and provided for a reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018.

ASSET QUALITY
The provision for loan losses reflects management’s assessment of risks inherent in the loan portfolio. The provision for loan losses was a credit of $182,000 in the third quarter of 2018 compared to provisions of $101,000 in the second quarter of 2018 and $242,000 in the third quarter of 2017. The level of the provision in all three quarters reflects the Company's continued migration from the use of historical loss rates based on national FDIC data to loss rates based on the Company's own experience.

The allowance for loan losses as a percentage of total loans was 0.86% at September 30, 2018 compared to 0.89% at June 30, 2018 and 0.97% at September 30, 2017. The Company had net loan charge-offs of $23,000 in the third quarter of 2018 compared to net loan charge-offs of $161,000 in the second quarter of 2018 and net loan recoveries of $89,000 in the third quarter of 2017.

Nonperforming assets were $15.4 million at September 30, 2018 compared to $13.9 million at June 30, 2018 and $11.5 million at September 30, 2017. The linked quarter growth in nonperforming assets reflects increases in nonperforming commercial real estate loans and residential mortgages, partially offset by a decline in nonperforming home equity loans. Nonperforming assets as a percentage of total assets were 0.55% at September 30, 2018 compared to 0.51% at June 30, 2018 and 0.45% at September 30, 2017.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.8 billion at September 30, 2018 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed Merger with Independent Bank Corp. (“Independent”), Independent intends to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Blue Hills Bancorp and Independent and a prospectus of Independent. Investors and security holders are advised to read the Registration Statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the Registration Statement (when available), including the joint proxy statement/prospectus and other documents filed by Blue Hills Bancorp and Independent with the SEC at the SEC’s website at www.sec.gov. These documents may be accessed and downloaded, free of charge, at Blue Hills Bancorp’s website at www.bluehillsbancorp.com under the section “SEC Filings-Documents” or by directing a request to the Corporate Secretary, Blue Hills Bancorp, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, telephone (617) 361-6900. You will also be able to obtain these documents free of charge at Independent’s website at www.rocklandtrust.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, telephone (781) 982-6737.

PARTICIPANTS IN THE SOLICITATION
This filing is not a solicitation of a proxy from any security holder of Blue Hills Bancorp or Independent. However, Blue Hills Bancorp, Independent, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from stockholders of Blue Hills Bancorp and Independent with respect to the proposed Merger. Information regarding the directors and executive officers of Blue Hills Bancorp may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2018. Information regarding the directors and executive officers of Independent may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the Merger will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of the documents described in this paragraph in the manner described in the preceding paragraph.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited; dollars in thousands)				% Change
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018 vs. June 30, 2018	September 30, 2018 vs. September 30, 2017
Assets
Cash and due from banks	$15,459	$17,566	$16,171	(12.0)%	(4.4)%
Short term investments	32,290	34,383	22,192	(6.1)%	45.5%
Total cash and cash equivalents	47,749	51,949	38,363	(8.1)%	24.5%
Equity securities, at fair value	5,270	5,331	—	(1.1)%	—%
Securities available-for-sale, at fair value	—	—	9,943	—%	(100.0)%
Securities held-to-maturity, at amortized cost	305,935	303,137	302,833	0.9%	1.0%
Federal Home Loan Bank stock, at cost	11,815	14,375	9,410	(17.8)%	25.6%
Loans held for sale	5,035	10,005	12,268	(49.7)%	(59.0)%
Loans:
1-4 family residential	1,007,411	989,598	905,585	1.8%	11.2%
Home equity	70,955	72,813	77,819	(2.6)%	(8.8)%
Commercial real estate	853,679	824,541	751,209	3.5%	13.6%
Construction	75,037	88,132	88,979	(14.9)%	(15.7)%
Total real estate loans	2,007,082	1,975,084	1,823,592	1.6%	10.1%
Commercial business	282,680	268,435	240,801	5.3%	17.4%
Consumer	16,954	18,352	23,142	(7.6)%	(26.7)%
Total loans	2,306,716	2,261,871	2,087,535	2.0%	10.5%
Allowance for loan losses	(19,920)	(20,125)	(20,248)	(1.0)%	(1.6)%
Loans, net	2,286,796	2,241,746	2,067,287	2.0%	10.6%
Premises and equipment, net	19,882	20,192	21,850	(1.5)%	(9.0)%
Other real estate owned	3,649	3,649	202	—%	NM
Accrued interest receivable	7,143	6,531	5,802	9.4%	23.1%
Goodwill and core deposit intangible	9,335	9,438	9,892	(1.1)%	(5.6)%
Net deferred tax asset	6,995	6,480	9,295	7.9%	(24.7)%
Bank-owned life insurance	33,889	33,610	32,800	0.8%	3.3%
Other assets	39,061	34,719	25,471	12.5%	53.4%
Total assets	$2,782,554	$2,741,162	$2,545,416	1.5%	9.3%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$415,993	$375,934	$376,864	10.7%	10.4%
Regular savings	206,726	213,205	244,662	(3.0)%	(15.5)%
Money market	620,529	628,718	666,388	(1.3)%	(6.9)%
Certificates of deposit	562,610	525,587	420,765	7.0%	33.7%
Brokered money market	80,143	85,951	41,768	(6.8)%	91.9%
Brokered certificates of deposit	280,006	282,672	235,106	(0.9)%	19.1%
Total deposits	2,166,007	2,112,067	1,985,553	2.6%	9.1%
Short-term borrowings	98,000	110,000	20,000	(10.9)%	390.0%
Long-term debt	80,000	90,000	110,000	(11.1)%	(27.3)%
Other liabilities	35,471	28,850	30,829	22.9%	15.1%
Total liabilities	2,379,478	2,340,917	2,146,382	1.6%	10.9%
Common stock	269	268	268	0.4%	0.4%
Additional paid-in capital	259,892	258,225	254,025	0.6%	2.3%
Unearned compensation- ESOP	(19,168)	(19,357)	(19,927)	(1.0)%	(3.8)%
Retained earnings	163,892	162,948	166,282	0.6%	(1.4)%
Accumulated other comprehensive loss	(1,809)	(1,839)	(1,614)	(1.6)%	12.1%
Total stockholders' equity	403,076	400,245	399,034	0.7%	1.0%
Total liabilities and stockholders' equity	$2,782,554	$2,741,162	$2,545,416	1.5%	9.3%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited; dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Assets
Cash and due from banks	$15,459	$17,566	$18,194	$16,149	$16,171
Short term investments	32,290	34,383	26,878	30,018	22,192
Total cash and cash equivalents	47,749	51,949	45,072	46,167	38,363
Equity securities, at fair value	5,270	5,331	9,651	—	—
Securities available for sale, at fair value	—	—	—	9,720	9,943
Securities held-to-maturity, at amortized cost	305,935	303,137	304,036	303,716	302,833
Federal Home Loan Bank stock, at cost	11,815	14,375	10,730	12,105	9,410
Loans held for sale	5,035	10,005	5,865	8,992	12,268
Loans:
1-4 family residential	1,007,411	989,598	938,030	926,117	905,585
Home equity	70,955	72,813	75,737	81,358	77,819
Commercial real estate	853,679	824,541	849,040	833,978	751,209
Construction	75,037	88,132	73,113	90,712	88,979
Total real estate loans	2,007,082	1,975,084	1,935,920	1,932,165	1,823,592
Commercial business	282,680	268,435	248,521	253,001	240,801
Consumer	16,954	18,352	20,034	21,858	23,142
Total loans	2,306,716	2,261,871	2,204,475	2,207,024	2,087,535
Allowance for loan losses	(19,920)	(20,125)	(20,185)	(20,877)	(20,248)
Loans, net	2,286,796	2,241,746	2,184,290	2,186,147	2,067,287
Premises and equipment, net	19,882	20,192	20,685	21,573	21,850
Other real estate owned	3,649	3,649	3,649	—	202
Accrued interest receivable	7,143	6,531	6,120	6,438	5,802
Goodwill and core deposit intangible	9,335	9,438	9,566	9,717	9,892
Net deferred tax asset	6,995	6,480	5,197	6,000	9,295
Bank-owned life insurance	33,889	33,610	33,354	33,078	32,800
Other assets	39,061	34,719	30,936	24,867	25,471
Total assets	$2,782,554	$2,741,162	$2,669,151	$2,668,520	$2,545,416
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$415,993	$375,934	$382,406	$381,316	$376,864
Regular savings	206,726	213,205	216,894	221,004	244,662
Money market	620,529	628,718	643,336	646,603	666,388
Certificates of deposit	562,610	525,587	504,996	448,382	420,765
Brokered money market	80,143	85,951	90,369	92,798	41,768
Brokered certificates of deposit	280,006	282,672	239,837	249,766	235,106
Total deposits	2,166,007	2,112,067	2,077,838	2,039,869	1,985,553
Short-term borrowings	98,000	110,000	65,000	100,000	20,000
Long-term debt	80,000	90,000	105,000	105,000	110,000
Other liabilities	35,471	28,850	25,869	25,845	30,829
Total liabilities	2,379,478	2,340,917	2,273,707	2,270,714	2,146,382
Common stock	269	268	268	268	268
Additional paid-in capital	259,892	258,225	256,470	254,750	254,025
Unearned compensation- ESOP	(19,168)	(19,357)	(19,547)	(19,737)	(19,927)
Retained earnings	163,892	162,948	160,124	163,978	166,282
Accumulated other comprehensive loss	(1,809)	(1,839)	(1,871)	(1,453)	(1,614)
Total stockholders' equity	403,076	400,245	395,444	397,806	399,034
Total liabilities and stockholders' equity	$2,782,554	$2,741,162	$2,669,151	$2,668,520	$2,545,416

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited; dollars in thousands, except share data)	Quarters Ended			% Change
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018 vs. June 30, 2018	September 30, 2018 vs. September 30, 2017
Interest and fees on loans	$24,455	$23,081	$19,721	6.0%	24.0%
Interest on securities	1,854	1,809	1,565	2.5%	18.5%
Dividends	210	195	194	7.7%	8.2%
Other	92	62	65	48.4%	41.5%
Total interest and dividend income	26,611	25,147	21,545	5.8%	23.5%
Interest on deposits	6,357	5,252	4,089	21.0%	55.5%
Interest on borrowings	791	912	502	(13.3)%	57.6%
Total interest expense	7,148	6,164	4,591	16.0%	55.7%
Net interest and dividend income	19,463	18,983	16,954	2.5%	14.8%
Provision (credit) for loan losses	(182)	101	242	(280.2)%	(175.2)%
Net interest and dividend income, after provision for loan losses	19,645	18,882	16,712	4.0%	17.6%
Deposit account fees	473	422	385	12.1%	22.9%
Interchange and ATM fees	471	454	455	3.7%	3.5%
Mortgage banking	974	1,033	1,146	(5.7)%	(15.0)%
Loss on sale of purchased home equity portfolio	—	—	(118)	NM	NM
Loan level derivative fee income	1,044	143	156	630.1%	569.2%
Unrealized gains (losses) on equity securities	(61)	452	—	(113.5)%	NM
Bank-owned life insurance income	279	256	268	9.0%	4.1%
Miscellaneous	675	872	534	(22.6)%	26.4%
Total noninterest income	3,855	3,632	2,826	6.1%	36.4%
Salaries and employee benefits	8,874	8,264	7,979	7.4%	11.2%
Occupancy and equipment	2,071	2,050	2,024	1.0%	2.3%
Data processing	1,062	1,054	1,016	0.8%	4.5%
Professional fees	302	450	340	(32.9)%	(11.2)%
Advertising	509	499	563	2.0%	(9.6)%
FDIC deposit insurance	221	230	226	(3.9)%	(2.2)%
Directors' fees	383	362	382	5.8%	0.3%
Amortization of core deposit intangible	103	127	199	(18.9)%	(48.2)%
Merger expenses	1,321	—	—	NM	NM
Other general and administrative	677	655	626	3.4%	8.1%
Total noninterest expense	15,523	13,691	13,355	13.4%	16.2%
Income before income taxes	7,977	8,823	6,183	(9.6)%	29.0%
Provision for income taxes	2,188	2,366	2,342	(7.5)%	(6.6)%
Net income	$5,789	$6,457	$3,841	(10.3)%	50.7%

Earnings per common share:
Basic	$0.24	$0.27	$0.16
Diluted	$0.23	$0.26	$0.16
Weighted average shares outstanding:
Basic	24,256,902	24,230,098	23,973,116
Diluted	25,242,737	24,991,958	24,510,092

Regular dividends declared per share	$0.20	$0.15	$0.15
Special dividends declared per share	$—	$—	$—

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited; dollars in thousands, except share data)	Year to Date
	September 30, 2018	September 30, 2017	% Change
Interest and fees on loans	$69,345	$55,818	24.2%
Interest on securities	5,520	5,347	3.2%
Dividends	609	544	11.9%
Other	232	191	21.5%
Total interest and dividend income	75,706	61,900	22.3%
Interest on deposits	16,384	10,866	50.8%
Interest on borrowings	2,517	1,791	40.5%
Total interest expense	18,901	12,657	49.3%
Net interest and dividend income	56,805	49,243	15.4%
Provision (credit) for loan losses	(541)	1,417	(138.2)%
Net interest and dividend income, after provision for loan losses	57,346	47,826	19.9%
Deposit account fees	1,250	1,046	19.5%
Interchange and ATM fees	1,316	1,191	10.5%
Mortgage banking	2,747	3,105	(11.5)%
Loss on sale of purchased home equity portfolio	—	(118)	NM
Loan level derivative fee income	1,427	1,687	(15.4)%
Unrealized gains on equity securities	322	—	NM
Realized securities gains (losses), net	—	(94)	(100.0)%
Gain on exchange of investment in Northeast Retirement Services	653	5,947	(89.0)%
Bank-owned life insurance income	811	786	3.2%
Gain on sale of premises and equipment	271	—	NM
Miscellaneous	2,588	602	329.9%
Total noninterest income	11,385	14,152	(19.6)%
Salaries and employee benefits	25,520	23,206	10.0%
Occupancy and equipment	6,204	6,169	0.6%
Data processing	3,160	3,082	2.5%
Professional fees	1,205	1,735	(30.5)%
Advertising	1,312	1,419	(7.5)%
FDIC deposit insurance	684	661	3.5%
Directors' fees	1,154	1,184	(2.5)%
Amortization of core deposit intangible	381	668	(43.0)%
Merger expenses	1,321	—	NM
Other general and administrative	2,144	1,997	7.4%
Total noninterest expense	43,085	40,121	7.4%
Income before income taxes	25,646	21,857	17.3%
Provision for income taxes	6,817	6,661	2.3%
Net income	$18,829	$15,196	23.9%

Earnings per common share:
Basic	$0.78	$0.63
Diluted	$0.75	$0.62
Weighted average shares outstanding:
Basic	24,220,055	23,945,885
Diluted	25,021,158	24,377,662

Regular dividends declared per share	$0.50	$0.25
Special dividends declared per share	$0.30	$0.20

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited; dollars in thousands, except share data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Interest and fees on loans	$24,455	$23,081	$21,809	$20,883	$19,721
Interest on securities	1,854	1,809	1,857	1,763	1,565
Dividends	210	195	204	189	194
Other	92	62	78	40	65
Total interest and dividend income	26,611	25,147	23,948	22,875	21,545
Interest on deposits	6,357	5,252	4,775	4,349	4,089
Interest on borrowings	791	912	814	732	502
Total interest expense	7,148	6,164	5,589	5,081	4,591
Net interest and dividend income	19,463	18,983	18,359	17,794	16,954
Provision (credit) for loan losses	(182)	101	(460)	681	242
Net interest and dividend income, after provision for loan losses	19,645	18,882	18,819	17,113	16,712
Deposit account fees	473	422	355	372	385
Interchange and ATM fees	471	454	391	418	455
Mortgage banking	974	1,033	740	552	1,146
Loss on sale of purchased home equity portfolio	—	—	—	—	(118)
Loan level derivative fee income	1,044	143	240	1,105	156
Unrealized gains (losses) on equity securities	(61)	452	(69)	—	—
Gain on exchange of investment in Northeast Retirement Services	—	—	653	—	—
Bank-owned life insurance income	279	256	276	277	268
Gain on sale of property plant and equipment	—	—	271	—	—
Miscellaneous	675	872	1,041	206	534
Total noninterest income	3,855	3,632	3,898	2,930	2,826
Salaries and employee benefits	8,874	8,264	8,382	7,755	7,979
Pension settlement charges	—	—	—	317	—
Occupancy and equipment	2,071	2,050	2,083	2,224	2,024
Data processing	1,062	1,054	1,044	1,067	1,016
Professional fees	302	450	453	540	340
Advertising	509	499	304	503	563
FDIC deposit insurance	221	230	233	220	226
Directors' fees	383	362	409	382	382
Amortization of core deposit intangible	103	127	151	175	199
Merger expenses	1,321	—	—	—	—
Other general and administrative	677	655	812	1,002	626
Total noninterest expense	15,523	13,691	13,871	14,185	13,355
Income before income taxes	7,977	8,823	8,846	5,858	6,183
Provision for income taxes	2,188	2,366	2,263	4,565	2,342
Net income	$5,789	$6,457	$6,583	$1,293	$3,841

Earnings per common share:
Basic	$0.24	$0.27	$0.27	$0.05	$0.16
Diluted	$0.23	$0.26	$0.27	$0.05	$0.16
Weighted average shares outstanding:
Basic	24,256,902	24,230,098	24,172,237	24,104,329	23,973,116
Diluted	25,242,737	24,991,958	24,827,850	24,795,366	24,510,092

Regular dividends declared per share	$0.20	$0.15	$0.15	$0.15	$0.15
Special dividends declared per share	$—	$—	$0.30	$—	$—

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Quarters Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,301,946	$24,490	4.22%	$2,209,618	$23,115	4.20%	$2,096,034	$19,779	3.74%
Securities (1)	310,557	1,873	2.39	311,183	1,832	2.36	301,484	1,609	2.12
Other interest earning assets and FHLB stock	30,522	283	3.68	28,181	234	3.33	32,051	215	2.66
Total interest-earning assets	2,643,025	26,646	4.00%	2,548,982	25,181	3.96%	2,429,569	21,603	3.53%
Non-interest-earning assets	109,429			103,295			101,188
Total assets	$2,752,454			$2,652,277			$2,530,757

Interest-bearing liabilities
NOW	$166,144	$21	0.05%	$160,194	$16	0.04%	$153,224	$17	0.04%
Regular savings	209,797	152	0.29	214,116	156	0.29	243,680	191	0.31
Money market	714,539	2,244	1.25	721,329	2,066	1.15	708,748	1,769	0.99
Certificates of deposit	836,584	3,940	1.87	725,904	3,014	1.67	653,339	2,112	1.28
Total interest-bearing deposits	1,927,064	6,357	1.31	1,821,543	5,252	1.16	1,758,991	4,089	0.92
Borrowings	162,641	791	1.93	197,429	912	1.85	133,788	502	1.49
Total interest-bearing liabilities	2,089,705	7,148	1.36%	2,018,972	6,164	1.22%	1,892,779	4,591	0.96%
Non-interest-bearing deposits	229,293			207,888			213,459
Other non-interest-bearing liabilities	30,545			25,349			23,603
Total liabilities	2,349,543			2,252,209			2,129,841
Stockholders' equity	402,911			400,068			400,916
Total liabilities and stockholders' equity	$2,752,454			$2,652,277			$2,530,757

Net interest and dividend income (FTE)		19,498			19,017			17,012
Less: FTE adjustment		(35)			(34)			(58)
Net interest and dividend income (GAAP)		$19,463			$18,983			$16,954

Net interest rate spread (FTE)			2.64%			2.74%			2.57%
Net interest margin (FTE)			2.93%			2.99%			2.78%
Total deposit cost			1.17%			1.04%			0.82%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended September 30 and June 30, 2018. A statutory rate of 35% was used in the third quarter of 2017.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Year to Date
	September 30, 2018			September 30, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,240,164	$69,446	4.14%	$2,034,160	$55,985	3.68%
Securities (1)	311,641	5,607	2.41	335,117	5,470	2.18
Other interest earning assets and FHLB stock	30,734	754	3.28	33,554	629	2.51
Total interest-earning assets	2,582,539	75,807	3.92%	2,402,831	62,084	3.45%
Non-interest-earning assets	103,165			100,200
Total assets	$2,685,704			$2,503,031

Interest-bearing liabilities
NOW	$161,338	$53	0.04%	$149,806	$50	0.04%
Regular savings	214,546	473	0.29	253,768	617	0.33
Money market	725,867	6,282	1.16	683,708	4,957	0.97
Certificates of deposit	752,858	9,576	1.70	598,640	5,242	1.17
Total interest-bearing deposits	1,854,609	16,384	1.18	1,685,922	10,866	0.86
Borrowings	187,524	2,517	1.79	197,908	1,791	1.21
Total interest-bearing liabilities	2,042,133	18,901	1.24%	1,883,830	12,657	0.90%
Non-interest-bearing deposits	215,323			195,496
Other non-interest-bearing liabilities	27,335			26,110
Total liabilities	2,284,791			2,105,436
Stockholders' equity	400,913			397,595
Total liabilities and stockholders' equity	$2,685,704			$2,503,031

Net interest and dividend income (FTE)		56,906			49,427
Less: FTE adjustment		(101)			(184)
Net interest and dividend income (GAAP)		$56,805			$49,243

Net interest rate spread (FTE)			2.68%			2.55%
Net interest margin (FTE)			2.95%			2.75%
Total deposit cost			1.06%			0.77%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% in 2018. A statutory rate of 35% was used in 2017.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited; dollars in thousands)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Interest-earning assets
Total loans	$2,301,946	$2,209,618	$2,207,895	$2,178,388	$2,096,034
Securities	310,557	311,183	313,212	312,313	301,484
Other interest earning assets and FHLB stock	30,522	28,181	33,533	28,842	32,051
Total interest-earning assets	2,643,025	2,548,982	2,554,640	2,519,543	2,429,569
Non-interest-earning assets	109,429	103,295	96,629	96,781	101,188
Total assets	$2,752,454	$2,652,277	$2,651,269	$2,616,324	$2,530,757

Interest-bearing liabilities
NOW	$166,144	$160,194	$157,582	$160,371	$153,224
Regular savings	209,797	214,116	219,834	235,864	243,680
Money market	714,539	721,329	742,035	718,489	708,748
Certificates of deposit	836,584	725,904	694,526	653,573	653,339
Total interest-bearing deposits	1,927,064	1,821,543	1,813,977	1,768,297	1,758,991
Borrowings	162,641	197,429	202,944	202,255	133,788
Total interest-bearing liabilities	2,089,705	2,018,972	2,016,921	1,970,552	1,892,779
Non-interest-bearing deposits	229,293	207,888	208,561	220,167	213,459
Other non-interest-bearing liabilities	30,545	25,349	26,063	23,602	23,603
Total liabilities	2,349,543	2,252,209	2,251,545	2,214,321	2,129,841
Stockholders' equity	402,911	400,068	399,724	402,003	400,916
Total liabilities and stockholders' equity	$2,752,454	$2,652,277	$2,651,269	$2,616,324	$2,530,757

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Interest-earning assets
Total loans (1)	4.22%	4.20%	4.01%	3.81%	3.74%
Securities (1)	2.39%	2.36%	2.46%	2.33%	2.12%
Other interest earning assets and FHLB stock	3.68%	3.33%	2.87%	2.15%	2.66%
Total interest-earning assets	4.00%	3.96%	3.81%	3.61%	3.53%

Interest-bearing liabilities
NOW	0.05%	0.04%	0.04%	0.04%	0.04%
Regular savings	0.29%	0.29%	0.30%	0.31%	0.31%
Money market	1.25%	1.15%	1.08%	1.01%	0.99%
Certificates of deposit	1.87%	1.67%	1.53%	1.41%	1.28%
Total interest-bearing deposits	1.31%	1.16%	1.07%	0.98%	0.92%
Borrowings	1.93%	1.85%	1.63%	1.44%	1.49%
Total interest-bearing liabilities	1.36%	1.22%	1.12%	1.02%	0.96%

Net interest rate spread (FTE) (1)	2.64%	2.74%	2.69%	2.59%	2.57%
Net interest margin (FTE) (1)	2.93%	2.99%	2.92%	2.81%	2.78%
Total deposit cost	1.17%	1.04%	0.96%	0.87%	0.82%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended September 30, 2018, June 30, 2018 and March 31, 2018. A statutory rate of 35% was used in 2017.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Quarter Ended
	September 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$7,977	$2,188	$5,789	$0.23
Add unrealized loss on equity securities	61	17	44	—
Add merger expenses	1,321	362	959	0.04
Non-GAAP basis	$9,359	$2,567	$6,792	$0.27
	Quarter Ended
	June 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,823	$2,366	$6,457	$0.26
Less unrealized gain on equity securities	(452)	(121)	(331)	(0.01)
Non-GAAP basis	$8,371	$2,245	$6,126	$0.25
	Quarter Ended
	March 31, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,846	$2,263	$6,583	$0.27
Add unrealized loss on equity securities	69	18	51	—
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of premises and equipment	(271)	(70)	(201)	(0.01)
Non-GAAP basis	$7,991	$2,042	$5,949	$0.24
	Quarter Ended
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$5,858	$4,565	$1,293	$0.05
Add pension settlement charges	317	129	188	0.01
Add impact of tax reform on deferred tax asset valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$6,175	$2,194	$3,981	$0.16
	Quarter Ended
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,183	$2,342	$3,841	$0.16
Add loss on sale of purchased home equity portfolio	118	45	73	—
Non-GAAP basis	$6,301	$2,387	$3,914	$0.16

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Year to Date
	September 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$25,646	$6,817	$18,829	$0.75
Less unrealized gain on equity securities	(322)	(86)	(236)	(0.01)
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of property, plant and equipment	(271)	(70)	(201)	(0.01)
Add merger expenses	1,321	362	959	0.04
Non-GAAP basis	$25,721	$6,854	$18,867	$0.75
	Year to Date
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$21,857	$6,661	$15,196	$0.62
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add loss on sale of purchased home equity portfolio	118	45	73	—
Add reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$16,154	$6,315	$9,839	$0.40

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Performance Ratios (annualized)

Diluted EPS:
GAAP	$0.23	$0.26	$0.27	$0.05	$0.16
Non-GAAP	$0.27	$0.25	$0.24	$0.16	$0.16

Return on average assets (ROAA):
GAAP	0.83%	0.98%	1.01%	0.20%	0.60%
Non-GAAP	0.98%	0.93%	0.91%	0.60%	0.61%

Return on average equity (ROAE):
GAAP	5.70%	6.47%	6.68%	1.28%	3.80%
Non-GAAP	6.69%	6.14%	6.04%	3.93%	3.87%

Return on average tangible common equity (ROATCE) (1) (3):
GAAP	5.84%	6.63%	6.84%	1.31%	3.90%
Non-GAAP	6.85%	6.29%	6.19%	4.03%	3.97%

Efficiency ratio (2) (3):
GAAP	67%	61%	62%	68%	68%
Non-GAAP	61%	62%	65%	67%	67%

(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2) Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income.

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited)	Year to Date
	September 30, 2018	September 30, 2017
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.75	$0.62
Non-GAAP	0.75	0.40

Return on average assets (ROAA)
GAAP	0.94%	0.81%
Non-GAAP	0.94%	0.53%

Return on average equity (ROAE)
GAAP	6.28%	5.11%
Non-GAAP	6.29%	3.31%

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	6.43%	5.24%
Non-GAAP	6.44%	3.40%

Efficiency ratio (2) (3)
GAAP	63%	63%
Non-GAAP	62%	70%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 16 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Asset Quality
Non-performing Assets	$15,433	$13,898	$11,540	$15,433	$11,540
Non-performing Assets/ Total Assets	0.55%	0.51%	0.45%	0.55%	0.45%
Allowance for Loan Losses/ Total Loans	0.86%	0.89%	0.97%	0.86%	0.97%
Net Charge-offs (Recoveries)	$23	$161	$(89)	$416	$(81)
Annualized Net Charge-offs (Recoveries)/ Average Loans	—%	0.03%	(0.02)%	0.02%	(0.01)%
Allowance for Loan Losses/ Nonperforming Loans	169%	196%	179%	169%	179%

Capital/Other
Common shares outstanding	26,899,594	26,874,071	26,869,088
Book value per share	$14.98	$14.90	$14.85
Tangible book value per share	$14.64	$14.54	$14.48
Tangible Common Equity/Tangible Assets (1) (2)	14.20%	14.31%	15.35%
Full-time Equivalent Employees	239	245	232
(1) Tangible common equity equals total equity less goodwill and core deposit intangibles. Tangible assets equals total assets less goodwill and core deposit intangibles.

(2) Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.